                                                                    EXHIBIT 26.2


                       SECURITIES AND EXCHANGE COMMISSION

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an Application to Determine Eligibility of a Trustee
                        Pursuant to Section 305 (b) (2)______

                           ________________________

                               SHAWMUT BANK, N.A.
              (Exact name of trustee as specified in its charter)

                               U.S. NATIONAL BANK
                 (Jurisdiction of incorporation or organization
                          if not a U.S. national bank)

                                   04-1654298
                      (I.R.S. employer identification no.)

                One Federal Street, Boston, Massachusetts 02211
         (Address of trustee's principal executive offices) (Zip code)

                                 Not Applicable
           (Name, address and telephone number of agent for service)


                           ________________________

                                   Meditrust
              (Exact name of obligor as specified in its charter)


   Massachusetts                                           04-6532031
   (State or other jurisdiction                            (I.R.S. employer
   of incorporation or organization)                       identification no.)

   128 Technology Center
   Waltham, Massachusetts                                  02154
   (Address of principal executive offices)                (Zip code)

                                DEBT SECURITIES
                      (Title of the indenture securities)

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

                    Comptroller of the Currency, Washington, D.C.

                    Board of Governors of the Federal Reserve System, Washington, D.C.

                    Federal Deposit Insurance Corporation, Washington, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

                    Yes.


Item 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

                    None.

          Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, and 15 have been omitted pursuant to General Instruction B.

Item 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility and qualification.

     1.* A copy of the articles of association of the trustee as now in effect. (See Exhibit 25B, Registration Statement No. 33-5087.)

     2.* A copy of the certificate of authority to the trustee to commence business. (See Exhibit 25B, Registration Statement No. 33-50877.)

     3.* A copy of the authorization of the trustee to exercise corporate trust powers. (See Exhibit 25B, Registration Statement No. 33-50877.)

     4.* A copy of the bylaws of the trustee as now in effect. (See Exhibit 25B, Registration Statement No. 33-50877.)

     5.   Not applicable.





                                    --2--

6. Consent of the trustee required by Section 321 (b) of the Trust Indenture Act of 1939.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


       * The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.





                                     --3--

                                     NOTES

1. Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answers to said Item is based on incomplete information.

2. Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.





                                     --4--

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Shawmut Bank, N.A., a national banking association incorporated and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized all in the City of Boston, and Commonwealth of Massachusetts on the 3rd day of March, 1994.

                               SHAWMUT BANK, N.A.



                               By:  /s/ Jill Olson
                                    --------------------------------
                                    Name:   Jill Olson
                                    Title:  Assistant Vice President





                                     --5--

                                   EXHIBIT 6
                               CONSENT OF TRUSTEE


    Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939 in connection with the DEBT SECURITIES of MEDITRUST, Shawmut Bank, N.A. hereby consents that reports of examinations of federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                              SHAWMUT  BANK, N.A.


                              By:  /s/ Jill Olson
                                   --------------------------------
                                   Name:   Jill Olson
                                   Title:  Assistant Vice President


Dated:  March 3, 1994





                                     --6--

                                   EXHIBIT 7

                              REPORT OF CONDITION



CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet                                                               C400


                       Dollar Amounts in Thousands                                  RCFD   Bil Mil    Thou
                                                                                   //////////////////////////
ASSETS                                                                             //////////////////////////
1. Cash and balances due from depository institutions (from                        //////////////////////////
   Schedule RC-A):                                                                 //////////////////////////
   a. Noninterest-bearing balances and currency and coin (1)  . . . . . . . . .             0081     800,417     1.a.
   b. Interest-bearing balances (2) . . . . . . . . . . . . . . . . . . . . . .             0071          21     1.b.
2. Securities (from Schedule RC-B)  . . . . . . . . . . . . . . . . . . . . . .             0390   3,918,585     2.
3. Federal funds sold and securities purchased under agreements to                 //////////////////////////
   resell in domestic offices of the bank and of its Edge and                      //////////////////////////
   Agreement subsidiaries, and in IBFs:                                            //////////////////////////
   a. Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . .             0276      67,500     3.a.
   b. Securities purchased under agreements to resell . . . . . . . . . . . . .             0277      25,000     3.b.
4. Loans and Lease financing receivables:                                          //////////////////////////
   a. Loans and Leases, net of unearned                                            RCFD     2122   7,611,931
      income (from Schedule RC-C)                                                  //////////////////////////
   b. LESS:  Allowance for Loan and Lease                                          RCFD     3123     282,100
      Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    //////////////////////////
   c. LESS:  Allocated transfer risk                                               RCFD     3128           0
      reserve   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    //////////////////////////
   d. Loans and Leases, net of unearned income,                                    //////////////////////////
      allowance, and reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . .             2125   7,329,831     4.d.
5. Assets held in trading accounts  . . . . . . . . . . . . . . . . . . . . . .             2146      19,625     5.
6. Premises and fixed assets (including capitalized Leases) . . . . . . . . . .             2145     111,656     6.
7. Other real estate owned (from Schedule RC-M) . . . . . . . . . . . . . . . .             2150      19,723     7.
8. Investments in unconsolidated subsidiaries and associated                       //////////////////////////
   companies (from Schedule RC-M) . . . . . . . . . . . . . . . . . . . . . . .             2130           0     8.
9. Customers' Liability to this bank on acceptances outstanding . . . . . . . .             2155      24,187     9.
10.Intangible assets (from Schedule RC-M) . . . . . . . . . . . . . . . . . . .             2143      26,479     10.
11.Other assets (from Schedule RC-F)  . . . . . . . . . . . . . . . . . . . . .             2160     541,324     11.
12.Total assets (sum of items 1 through 11) . . . . . . . . . . . . . . . . . .             2170  12,884,366     12.

_______________
(1) Includes cash items in process of collection and unposed debit .
(2) Includes time certificates of deposit not held in trading accounts.





                                     --7--

SCHEDULE RC--CONTINUED
                     Dollar Amounts in Thousands                                             Bil    Mil Thou
LIABILITIES                                                                        /////////////////////////
13. Deposits:                                                                      /////////////////////////
a.In domestic offices (sum of totals of columns A & C from Schedule
  RC-E, part 1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCON     2200   7,225,268     13.a
  (1) Noninterest-bearing(1)  . . . . . . . . . . . . . . . . . . . . . . . . .    RCON     6631   2,012,059     13.a(1)
  (2) Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCON     6636   5,213,209     13.a(2)
b.In foreign offices, Edge and Apartment subsidiaries, and IBFs                    /////////////////////////
  (from Schedule RC-E, part II) . . . . . . . . . . . . . . . . . . . . . . . .    RCFN     2200     260,476     13.b
  (1) Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFN     6631  0  260,476     13.b(1)
  (2) Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFN     6636     260,476     13.b(2)
14. Federal funds purchased and securities sold under agreements to                /////////////////////////
    repurchase in domestic offices of the bank and of its Edge and                 /////////////////////////
    Agreement subsidiaries, and in IBFs:                                           /////////////////////////
    (a) Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . .    RCFD     0278   1,174,490     14.a
    (b) Securities sold under agreement to repurchase . . . . . . . . . . . . .    RCFD     0279   1,741,407     14.b
15. Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . .    RCON     2840     199,997     15.
16. Other borrowed money  . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFD     2850   1,144,323     16.
17. Mortgage indebtedness & obligations under capitalized leases  . . . . . . .    RCFD     2910           0     17.
18. Bank's liability on acceptance executed and outstanding . . . . . . . . . .    RCFD     2920      24,187     18.
19. Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . .    RCFD     3200      39,680     19.
20. Other liabilities (from Schedule RC-G)  . . . . . . . . . . . . . . . . . .    RCFD     2930      89,944     20.
21. Total liabilities (sum of items 13 through 20)  . . . . . . . . . . . . . .    RCFD     2948  11,899,772     21.
                                                                                   /////////////////////////
22. Limited-Life preferred stock and related surplus  . . . . . . . . . . . . .    RCFD     3282           0     22.
EQUITY CAPITAL                                                                     /////////////////////////
23. Perpetual preferred stock and related surplus . . . . . . . . . . . . . . .    RCFD     3838           0     23.
24. Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFD     3230      14,476     24.
25. Surplus (exclude all surplus related to preferred stock)  . . . . . . . . .    RCFD     3839     500,558     25.
26. a. Undivided profits and capital reserves   . . . . . . . . . . . . . . . .    RCFD     3632     460,051     26.a.
    b. LESS: Net unrealized loss on marketable equity securities  . . . . . . .    RCFD     0297      (9,509)    26.b.
27. Cumulative foreign currency translation adjustments . . . . . . . . . . . .    RCFD     3284           0     27.
28. Total equity capital (sum of items 23 through 27) . . . . . . . . . . . . .    RCFD     3210     984,594     28.
29. Total liabilities, limited-life preferred stock, and equity                    /////////////////////////
    capital (sum of items 21, 22 and 28)  . . . . . . . . . . . . . . . . . . .    RCFD     3300  12,884,366     29.


Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date during 1992
    RCFD     6724         N/A     M.1

1 = Independent audit of the bank conducted in peformed by accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally statements accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

4 = Directors' examination of the bank external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work





                                     --8--

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and saving deposits.



         I, Romolo C. Santarosa, Senior Vice President & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct to the best of my knowledge and belief.

                              Romolo C. Santarosa



         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                              Joel B. Alvord
                              David L. Eyles
                              Gunnar S. Overstrom


11188





                                     --9--